Exhibit 3.4

EXECUTION COPY

SECOND AMENDMENT TO LLC OPERATING AGREEMENT

THIS SECOND AMENDMENT (the “Amendment”) TO THE LLC Agreement (defined below) is made and entered into as of January 29, 2010 by and among FIAT NORTH AMERICA LLC (“Fiat”), THE UNITED STATES DEPARTMENT OF THE TREASURY (“US Treasury”), CANADA CH INVESTMENT CORPORATION (FORMERLY NAMED 7169931 CANADA, INC.)(“Canada”), UAW RETIREE MEDICAL BENEFITS TRUST (“VEBA”) and UAW VEBA HOLDCO CH-00, LLC, UAW VEBA HOLDCO CH-01, LLC, UAW VEBA HOLDCO CH-02, LLC, UAW VEBA HOLDCO CH-03, LLC, UAW VEBA HOLDCO CH-04, LLC, UAW VEBA HOLDCO CH-05, LLC, UAW VEBA HOLDCO CH-06, LLC, UAW VEBA HOLDCO CH-07, LLC, UAW VEBA HOLDCO CH-08, LLC, UAW VEBA HOLDCO CH-09, LLC, UAW VEBA HOLDCO CH-10, LLC, UAW VEBA HOLDCO CH-11 LLC and UAW VEBA HOLDCO CH-12, LLC (collectively, the “VEBA Holdcos” and, together with Fiat, Treasury, Canada and VEBA, the “Parties”).

WHEREAS, the Parties have formed Chrysler Group LLC (the “Company”), a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., as amended from time to time (the “Act”), and have entered into a written amended and restated limited liability company agreement dated as of June 10, 2009 (the “LLC Agreement”) and a First Amendment there to dated as of August 7, 2009, in accordance with the provisions of the Act governing the business and affairs of the Company and the conduct of its business;

WHEREAS, in order to provide for the compensation of Directors that are also Officers of the Company or employees of any of the Members or its Affiliates on the same basis as Directors who are not Officers of the Company or employees of any of the Members, the Board of Directors of the Company as currently constituted has approved this Amendment in accordance with the requirements of and has determined to adopt this Amendment pursuant to its authority under, Section 5.8 of the LLC Agreement provided that the Parties approve this amendment to the LLC Agreement; and

WHEREAS, each of the Parties approves this Amendment;

NOW, THEREFORE, the Parties, by execution of this Amendment, agree as follows. Any capitalized terms used herein and not defined shall have the meanings set forth in the LLC Agreement:

AMENDMENTS TO THE LLC AGREEMENT

The LLC Agreement is hereby amended as set forth in the following section:

Section 5.10 is hereby amended and restated in its entirety as follows:

Section 5.10 Compensation of Directors

Directors may receive a stated compensation for their services as Directors, as determined from time to time by the Board of Directors; provided, however, that compensation paid to Directors who are also Officers of the Company shall be paid in a manner that complies with the limitations and restrictions imposed by Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, and the regulations and other guidance promulgated by the US Treasury thereunder, as each may be amended from time to time (the “Compensation Regulations”). Accordingly, and notwithstanding any determination of the Board of Directors to the contrary, to the extent mandated by the Compensation Regulations and/or the US Treasury’s Office of the Special Master for TARP Executive Compensation (the “Special Master”), compensation payable to Directors who are also Officers of the Company shall be subject to the approval of the Special Master. Compensation that is not permitted to be paid or accrued under the Compensation Regulations shall not be paid to or accrued in respect of Directors who are also Officers of the Company. No individual shall have any right or claim against the Company for any compensation that the Company, in its discretion, determines is not payable to or cannot be accrued in respect of Directors who are also Officers of the Company. All Directors shall receive the same compensation for their services with the exception of the Chairman of the Board and Committee Chairmen.

MISCELLANEOUS

Governing Law.

This Amendment shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

The Parties agree that any and all disputes hereunder shall be resolved in accordance with the provisions of Sections 15.12, 15.13 and 15.14 of the LLC Agreement.

Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. In making proof hereof it will be necessary to produce only one copy hereof signed by the Party to be charged.

Separability of Provision. Each provision of this Amendment shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future Law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

Entire Understanding. This Amendment contains the entire understanding between and among the Parties and supersedes any prior understandings and agreements between and among them exclusively respecting the subject matter of this Amendment. Failure by any party hereto to enforce any covenant, duty, agreement, term or condition of this Amendment, or to exercise any right hereunder, shall not be construed as thereafter waiving such covenant, duty, term, condition or right; and in no event shall any course of dealing, custom or usage of trade modify, alter or supplement any term of this Amendment.

Full Force and Effect. Except as expressly amended herein, all other terms and provisions of the LLC Agreement, as previously amended as of June 10, 2009 and August 7, 2009, shall remain in full force and effect and are hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amendment as of the date first written above.

UAW RETIREE MEDICAL BENEFITS TRUST

By:	/s/ Alain Lebec
Name:	Alain Lebec
Title:	Senior Managing Director Brock Securities LLC Independent Fiduciary

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amendment as of the date first written above.

UAW VEBA HOLDCO CH-00, LLC

UAW VEBA HOLDCO CH-01, LLC

UAW VEBA HOLDCO CH-02, LLC

UAW VEBA HOLDCO CH-03, LLC

UAW VEBA HOLDCO CH-04, LLC

UAW VEBA HOLDCO CH-05, LLC

UAW VEBA HOLDCO CH-06, LLC

UAW VEBA HOLDCO CH-07, LLC

UAW VEBA HOLDCO CH-08, LLC

UAW VEBA HOLDCO CH-09, LLC

UAW VEBA HOLDCO CH-10, LLC

UAW VEBA HOLDCO CH-11, LLC

UAW VEBA HOLDCO CH-12, LLC

BY ITS SOLE MEMBER, UAW RETIREE
MEDICAL BENEFITS TRUST

By:	/s/ Alain Lebec
Name:	Alain Lebec
Title:	Senior Managing Director Brock Securities LLC Independent Fiduciary

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amendment as of the date first written above.

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Herbert M. Allison, Jr.
Name:	Herbert M. Allison, Jr.
Title:	Assistant Secretary for Financial Stability

[Signature Page to Second Amendment to LLC Operating Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amendment as of the date first written above.

CANADA CH INVESTMENT CORPORATION

By:	/s/ Benita M. Warmbold
Name:	Benita M. Warmbold
Title:	Director

By:	/s/ N. William C. Ross
Name:	N. William C. Ross
Title:	Director

[Signature Page to Second Amendment to LLC Operating Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amendment as of the date first written above.

FIAT NORTH AMERICA LLC

By:	/s/ SilviaVernetti
Name:	Silvia Vernetti
Title:	Chairman

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